As filed with the Securities and Exchange Commission on August 21, 2002
                                                 Registration No.  333-

================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)

          New York                                     13-4922250
       (State or other                              (I.R.S. Employer
        jurisdiction                                Identification No.)
     of incorporation or
        organization)

                               200 Vesey Street
                           New York, New York 10285
                             (Address of principal
                              executive offices)
                         -----------------------------

                       1998 INCENTIVE COMPENSATION PLAN
                           (Full title of the plan)
                         -----------------------------

                            LOUISE M. PARENT, ESQ.
                           Executive Vice President
                              and General Counsel
                           American Express Company
                               200 Vesey Street
                           New York, New York 10285
                    (Name and address of agent for service)
                        -------------------------------

                                (212) 640-2000
         (Telephone number, including area code, of agent for service)
                        -------------------------------

                        CALCULATION OF REGISTRATION FEE
=================================================================================================
                                      Proposed Maximum       Proposed Maximum
                                      Offering Price Per     Aggregate Offering     Amount of
Title of Securities   Amount to be    Share (1)              Price (1)              Registration
to be Registered      Registered                                                    Fee (1)
-------------------------------------------------------------------------------------------------
Common Shares, par      65,000,000    $35.35                 $2,297,750,000         $211,393.00
value $.20 per share
=================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of such securities on the New York Stock Exchange on August 14, 2002. The registration fee is calculated by multiplying the maximum aggregate offering price by .000092.

                             EXPLANATORY STATEMENT

         A total of 158,910,000 common shares (as adjusted for a three-for-one stock split effectuated in 2000) of American Express Company (the "Company") have been previously registered for issuance under the Company's 1998 Incentive Compensation Plan (the "1998 Plan"). A Registration Statement on Form S-8 relating to such shares was filed with the Securities and Exchange Commission (the "Commission") on May 14, 1998 (Registration No. 333-52699). On April 22, 2002, the shareholders of the Company approved an amendment to the 1998 Plan to authorize an additional 65 million shares for issuance under the 1998 Plan. This Registration Statement relates to such additional shares.


                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference: (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001; (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2002, (iii) the Registrant's Current Reports on Form 8-K (a) filed January 28, 2002, and (b) dated April 18, April 23, June 19, June 27, July 22 and July 22, 2002; and (iv) the description of the Registrant's Common Shares, par value $.20 per share (the "Common Shares"), contained in the Registrant's Registration Statement on Form 8-A Amendment No. 1 dated June 12, 2000.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters with respect to the offering of the Common Shares registered hereby have been passed upon by Harold E. Schwartz, Group Counsel of the Registrant. Mr. Schwartz is paid a salary by, and is a participant in various employee benefit plans offered generally to employees of, the Registrant. Mr. Schwartz has options to purchase Common Shares of the Registrant.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's By-laws require the Registrant to indemnify its directors and officers to the fullest extent permitted by New York law. In addition, the Registrant has purchased insurance policies which provide coverage for its directors and officers in certain situations where the Registrant is not legally permitted to indemnify such directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

   4.1 Registrant's Restated Certificate of Incorporation, dated May 29, 1997 (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-3 (File No. 333-32525), filed with the Commission on July 31, 1997).

   4.2 Registrant's Certificate of Amendment of the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q (Commission File No. 1-7657) for the quarter ended March 31, 2000).

   4.3 Company's By-Laws, as amended through November 26, 2001 (incorporated by reference to Exhibit 99.2B of the Company's Current Report on Form 8-K (Commission File No. 1-7657) filed with the Commission on January 28, 2002).

   4.4 Form of Certificate for the Registrant's Common Shares (incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-3 (File No. 33-35382), filed with the Commission on June 12, 1990).

   4.5 1998 Incentive Compensation Plan, as amended April 22, 2002 (incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q (Commission File No. 1-7657) for the quarter ended March 31, 2002).

   5*    Opinion and consent of Harold E. Schwartz, Esq.

  23*    Consent of Ernst & Young LLP.

  24*    Power of Attorney.

-------------------------------
* Filed herewith.


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 21st day of August, 2002.

                                                 AMERICAN EXPRESS COMPANY
                                                       (Registrant)


                                                 By /s/ Stephen P. Norman
                                                    Stephen P. Norman
                                                    Secretary


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            *                                                     *
--------------------------                             -------------------------
Kenneth I. Chenault                                    Peter R. Dolan
Chairman, Chief Executive                              Director
   Officer and Director

            *
--------------------------                             -------------------------
Gary L. Crittenden                                     F. Ross Johnson
Executive Vice President                               Director
   and Chief Financial Officer

            *                                                     *
--------------------------                             -------------------------
Tom A. Iseghohi                                        Vernon E. Jordan, Jr.
Senior Vice President and                              Director
   Comptroller

            *                                                     *
-------------------------                              -------------------------
Daniel F. Akerson                                      Jan Leschly
Director                                               Director

            *                                                     *
-------------------------                              -------------------------
Edwin L. Artzt                                         Richard A. McGinn
Director                                               Director

            *                                                     *
-------------------------                              -------------------------
Charlene Barshefsky                                    Frank P. Popoff
Director                                               Director

            *
-------------------------                              -------------------------

William G. Bowen                                       Robert D. Walter
Director                                               Director


*By:  /s/ Stephen P. Norman
      Stephen P. Norman
      (As Attorney-In-Fact)
      August 21, 2002
                                      -4-

                                 EXHIBIT INDEX


         The following exhibits are filed herewith, except as noted below.


Exhibit No.                Description
-----------                -----------

   4.1 Registrant's Restated Certificate of Incorporation, dated May 29, 1997 (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-3 (File No. 333-32525), filed with the Commission on July 31, 1997).

   4.2 Registrant's Certificate of Amendment of the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q (Commission File No. 1-7657) for the quarter ended March 31, 2000).

   4.3 Company's By-Laws, as amended through November 26, 2001 (incorporated by reference to Exhibit 99.2B of the Company's Current Report on Form 8-K (Commission File No. 1-7657) filed with the Commission on January 28, 2002).

   4.4 Form of Certificate for the Registrant's Common Shares (incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-3 (File No. 33-35382), filed with the Commission on June 12, 1990).

   4.5 1998 Incentive Compensation Plan, as amended April 22, 2002 (incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q (Commission File No. 1-7657) for the quarter ended March 31, 2002).

   5*    Opinion and consent of Harold E. Schwartz, Esq.

  23*    Consent of Ernst & Young LLP.

  24*    Power of Attorney.


--------------------------------

* Filed herewith.
















                                      -5-